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                                                                       EXHIBIT 1


                     Parcel, Mauro, Hultin & Spaanstra, P.C.
                                ATTORNEYS AT LAW
                                   SUITE 3600
                             1801 CALIFORNIA STREET
                           DENVER, COLORADO 80202-2636
                            TELEPHONE (303) 292-6400
                            TELECOPIER (303) 295-3040




                                  June 30, 1997


Azco  Mining Inc.
999 West Hastings, Suite 1250
Vancouver, British Columbia
Canada V.C. 2W2


Gentlemen:

      In connection with the Registration Statement on Form S-8, being filed by Azco Mining Inc. (the "Company") with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the registration of an additional 1,275,646 shares, of the Company's Common Stock, $.002 par value, offered under the Company's Stock Option Plan (the "Plan"), we are of the opinion that:

      1. The Company is a validly organized and existing corporation under the laws of Delaware.

      2. All necessary corporate action has been duly taken to authorize the establishment of the Plan and the issuance of an additional 1,275,646 shares of the Company's Common Stock under the Plan; and

      3. The shares of the Company's Common Stock, when issued in accordance with the Plan, will be legally issued, fully paid and nonassessable shares of the Common Stock of the Company.


      We hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement referred to above.

                                    Very truly yours,

                                    Parcel, Mauro, Hultin & Spaanstra, P.C.